Exhibit 16.1

Deloitte & Touche LLP
JPMorgan Chase Tower
2200 Ross Avenue, Suite 1600
Dallas, TX 75201-6778
USA

Tel: +1 214 840 7000
www.deloitte.com

March 18, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of The Howard Hughes Corporation’s Form 8-K dated March 18, 2013, and have the following comments:

1.     We agree with the statements made in paragraphs one through four and six.

2.     We have no basis on which to agree or disagree with the statements made in paragraph five.

Yours truly,

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP